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Exhibit 10.18

MUTUAL RELEASE AGREEMENT

        This Mutual Release Agreement ("Agreement') dated January 2, 2004 by and between Price Legacy Corporation, a Maryland corporation, its subsidiaries and affiliates (collectively known as the "Company"), and James Y. Nakagawa ("Executive"). The Company and Executive are referred herein sometimes as the "Party" and collectively as the "Parties".

R E C I T A L S

        WHEREAS, Executive has been employed as the Chief Financial Officer of the Company pursuant to an employment agreement dated April 7, 2003;

        WHEREAS, Executive and the Company have agreed that Executive shall resign his employment with the Company on the conditions set forth in this Agreement.

AGREEMENT

        NOW THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Parties agree as follows:

  1.
  Release by James Y. Nakagawa.    Mr. Nakagawa does hereby agree and unconditionally release and discharge the Company from any and all charges, complaints, liabilities, obligations, agreements, causes of actions, suits, rights, demands, losses (collectively "claims") of any nature whatsoever, known or unknown, which he may have, had or now has or may have in the future as a result of any facts or circumstances existing or which may have existed in the past. Executive acknowledges and agrees that if he should hereafter make any claim or demand or commence or threaten any action, claim or proceeding against the Company, this disagreement may be raised as a complete bar in any such action, claim or proceeding.

  2.
  Release by the Company.    The Company does hereby agree and unconditionally release, defend, indemnify and discharge James Y. Nakagawa from any and all charges, complaints, liabilities, obligations, agreements, causes of actions, suits, rights, demands, losses (collectively "claims") of any nature whatsoever, known or unknown, which it may have, had or now has or may have in the future as a result of any facts or circumstances existing or which may have existed in the past. The Company acknowledges and agrees that if it should hereafter make any claim or demand or commence or threaten any action, claim or proceeding against the Executive this disagreement may be raised as a complete bar in any such action, claim or proceeding.

        The provisions of this Agreement must be read as a whole and are not severable and/or separately enforceable by either Party hereto.

        IN WITNESS HEREOF, the undersigned has executed this Mutual Release as of the date first set forth above.

/s/ JAMES Y. NAKAGAWA James Y. Nakagawa
Price Legacy Corporation
By:		/s/ JACK MCGRORY Jack McGrory
	Its:	Chairman and Chief Executive Officer

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MUTUAL RELEASE AGREEMENT